Exhibit 99.(a)(43)

[GRAPHIC] STATE OF NEW YORK ) ) ss COUNTY OF NEW YORK ) CERTIFICATION This is to certify that the attached translation is, to the best of my knowledge and belief, a true and accurate translation from Dutch into English of the attached e-mail from P.J. van der Schot, dated June 11, 2009. s/ Helen Serdyuk Helen Serdyuk, Proofreader Geotext Translations, Inc. Sworn to and subscribed before me this 4th day of October, 2009. /s/ Kathryn D. Wolf [GRAPHIC] KATHRYN D. WOLF NOTARY PUBLIC-STATE OF NEW YORK No. 01WO6210178 Qualified In Kings County [Illegible] Expires August 10, 2013 New York 259 West 30th Street, 17th Floor, New York, NY 10001, U.S.A. tel 212.631.7432 fax 212.631.7778 San Francisco 220 Montgomery Street, 3rd Floor, San Francisco, CA 94104, U.S.A. tel 415.576.9500 fax 415.520.0525 London 107-111 Fleet Street, London EC4A 2AB, United Kingdom tel +44.(0)20.7936.9002 fax +44.(0)20.7990.9909 Hong Kong 20th Floor, Central Tower, 28 Queen’s Road, Central, Hong Kong tel +852.2159.9143 fax +852.3010.0082 translations@geotext.com | www.geotext.com

From: Schot, van der, P.J. (Paul) (W&O CS iBasis Office)

Sent: Thursday, June 11, 2009 1:44:01 PM

To: Johannes van Dijk; Nijs, de, H.W. (Henk) (W&O Finance BC Carrier Services): Dijk, van, J. A. (Johannes) (W&O Finance BC Carrier Services): Scheerder, J.W. (Jan Willem) (W&O CS SALES WS NAT Director)

Subject: Year-end evaluation and year-plan scenarios for during the review tomorrow

Attachments: Scenario’s JEV 2009    JP 2010 12 juni 2009 v.0.2.ppt [Scenarios YEE 2009    YP 2010 June 12, 2009 v.0.2.ppt]

Gentlemen,

Based on the scenarios worked out by Henk I have made the following presentation that we will show in the review.

Received an adjusted version of the numbers from Johannes tonight. My proposal is to first discuss these adjusted numbers tomorrow morning (from 9 to 9:30) and for me to then adjust the presentation.

Please let me know what you think about the content and the set-up of the presentation.

Have a nice evening,

Paul

From: Johannes van. Dijk [mailto:johannesvandijk@planet.nl]

Sent: Thursday, June 11, 2009 20:25

To: Nijs, de, H.W (Henk) (W&O Finance BC Carrier Services); Schot, van der, P.J. (Paul) (W&O CS iBasis Office); Dijk, van, J.A. (Johannes) (W&O Financing BC Carrier Services)

Subject: YEE SCENARIOSIBASIS_may_2009_v01.xls

I played around with the scenarios a bit.

Johannes

Highly Confidential	KPN00042178

[logo] kpn

Scenarios iBasis

For YEE 2009/YP 2010

June 12, 2009

v.0.2

0

Highly Confidential	KPN00042179

[logo] kpn Description [of] Scenarios Number of minutes (x bln) Gross margin % (%) Revenue (x mln $) Ebitda (x mln $) 2009 YP ’ 10 2009 YP ’10 2009 YP ’10 2009 YP ’10 Annual Plan iBasis 24.1 n/a 9.8% n/a 1,313 n/a 37.4 n/a Target Plan 22.0 25.0 11.5% 10.7% 1,106 1,194 37.2 41.8 Scenario Scenario Description YEE ’09 YP ’10 YEE ’09 YP ’10 YEE ’09 YP ’10 YEE ’ 09 YP ’10 Scenario 1 Under performance vs. the market • Decrease in minutes stops a quarter later than in the market (start Q4 2009) 17.1 12.0% 866 35.1 • Minutes growth after the turning point is half of the market growth (3%) • Gross margin % 12% in 2009 and 13% in 2010 • Price decrease (ARPM) of 5% = same as the market Scenario 2 Same as market performance • Decrease in minutes stops at the same time as in the market (start Q3 2009) 20.1 12.0% 1,006 14.3 • Minutes growth after the turning point is the same as the market growth (6%) • Gross margin % 12% in 2009 and in 2010 • Price decrease (ARPM) of 5% = same as the market Scenario 3 Performance better than the market • Decrease in minutes stops at the same time as in the market (start Q3 2009) 25.8 10.1% 1,233 34.7 • Minutes growth after the turning point is greater than the market growth (9%) • Gross margin % 12% in 2009 and 11% in 2010 • Price decrease (ARPM) of 5% = same as the market • Strictness of margin strategy is let go and brought into balance more with other KPI’s Assumptions market development • Turning point traffic development will take place starting in Q3 2009, decrease is converted into increase of minutes • Market growth of the number of minutes (starting at turning point): 6% per year • Price decrease (incl. MTA effects): 5% per year 1 Highly Confidential KPN00042180

[logo] kpn (Historical) Perspective on Scenarios [GRAPHIC] YEE and YP 2010 lower than assumed at the time of the deal and also during the October 2008 Celtic case [GRAPHIC] 2 Highly Confidential KPN00042181

[logo] kpn Way Forward • iBasis has the potential to outperform the market – Integration completed, organization ready for ‘back-on-track’ growth initiatives – iBasis top-3 player in the market; market consolidation always in the favor of top market players • Scenario 3 (“outperforming the market”) most desirable and also seems attainable – Precondition is that the margin strategy is brought into balance more with the other KPI’s [GRAPHIC] • Scenario 3 including outsourced deals every year with scope of approx. 2.5 billion minutes per year improves performance iBasis significantly In millions of USD Unless otherwise stated Actuals 2008 Actuals 2009 YEE 2009 AP 2010 AP 2011 AP 2012 Full Year YTD MAY Total Volume (x 1 mln) 23,526,0 8,291,0 22,770,9 27,320,2 34,779,1 45,408,2 Total net revenue 1,323,6 414,7 1,138,5 1,297,7 1,569,4 1,846,6 EBITDA 41,1 15,0 46,6 52,7 62,6 124,1 EBITDA Margin (%) 3.6% 4.1% 4.1% 5.3% 6.4% Conclusion Executing scenario 3, combined with yearly-outsourced deals, leads to better long-term perspective iBasis than in the original deal 3 Highly Confidential KPN00042182

[logo] **kpn**

Scenario 1: Under performance vs. the market

Key figures

In millions of USD Unless otherwise stated	Actuals 2008 Full Year	Actuals 2009 YTD MAY	YEE 2009	AP 2010	AP 2011	AP 2012
Total Volume (x 1 mln)	23.526,0	8.291,0	19.744,5	20.336,8	20.946,9	21.575,3
% growth Year on Year			-16%	3%	3%	3%
Total net revenue	1.323,6	414,7	987,2	966,0	945,2	924,9
% growth Year on Year			-25%	-2%	-2%	-2%
Cost of services and goods	(1.187,4)	(363,8)	(868,8)	(840,4)	(817,6)	(800,0)
Gross Margin	136,2	50,9	118,5	125,6	127,6	124,9
% Gross Margin		12,3%	12,0%	13,0%	13,5%	13,5%
Other operating expenses	(95,1)	(35,9)	(90,0)	(90,0)	(90,0)	(90,0)
Other income/expenses						
Total operating expenses	(1.282,5)	(399,7)	(958,8)	(930,4)	(907,6)	(890,0)
% growth Year on Year						
EBITDA	41,1	15,0	28,5	35,6	37,6	34,9
EBITDA Margin (%)		3,6%	2,9%	3,7%	4,0%	3,8%
AV Revenues per minute	0,0563	0,0500	0,0500	0,0475	0,0451	0,0429
AV Margin per minute	0,0058	0,0061	0,0060	0,0062	0,0061	0,0058
	10,3%	12,3%	12,0%	13,0%	13,5%	13,5%

4

4

Highly Confidential KPN00042183

[logo] kpn Scenario 1: Under performance with regard to the market Graphics [GRAPHIC] [GRAPHIC] [GRAPHIC] [GRAPHIC] 5 Highly Confidential KPN00042184

[logo] kpn Scenario 2: Same as market performance Key figures In millions of USD Actuals Actuals YEE AP AP AP Unless otherwise stated 2008 2009 2009 2010 2011 2012 Full Year YTD MAY Total Volume (x 1mln) 23,526,0 8,291,0 22,418,0 23,763,1 25,188,8 26,700,2 % growth Year on Year -5% 6% 6% 6% Total net revenue 1,323,6 414,7 1,120,9 1,128,7 1,136,6 1,144,6 % growth Year on Year -15% 1% 1% 1% Cost of services and goods (1,187,4) (363,8) (966,4) (993,3) (1,000,2) (1,007,3) Gross Margin 136,2 50,9 134,5 135,4 136,4 137,4 % Gross Margin 12,3% 12,0% 12,0% 12,0% 12,0% Other operating expenses (95,1) (35,9) (90,0) (90,0) (90,0) (90,0) Other income/expenses Total operating expenses (1,282,5) (399,7) (1,076,4) (1,083,3) (1,090,2) (1,097,3) % growth Year on Year EBITDA 41,1 15,0 44,5 45,4 45,4 47,4 EBITDA Margin (%) 3,6% 4,0% 4,0% 4,1% 4,1% AV Revenue per minute 0,0563 0,0500 0,0500 0,0475 0,0451 0,0429 AV Margin per minute 0,0058 0,0061 0,0060 0,0057 0,0054 0,0051 10,3% 12,3% 12,0% 12,0% 12,0% 12,0% 6 Highly Confidential KPN00042185

[logo] kpn Scenario 2: Same as market performance Graphics [GRAPHIC] [GRAPHIC] [GRAPHIC] [GRAPHIC] 7 Highly Confidential KPN00042186

[logo] kpn Scenario 3: Performance better than the market Key figures In million of USD Unless otherwise stated Actuals 2008 Full Year Actuals 2009 YTD May YEE 2009 AP 2010 AP 2011 AP 2012 Total Volume (x 1 mln) 23,526,0 8,291,0 22,770,9 24,820,2 27,054,1 29,488,9 % growth Year on Year -3% 9% 9% 9% Total net revenue 1,323,6 414,7 1,198,5 1,170,0 1,220,8 1,264,2 % growth Year on Year -14% 4% 4% 4% Cost of services and goods (1,187,4) (363,8) (1,001,9) (1,049,3) (1,086,5) (1,125,1) Gross Margin 136,2 60,9 136,6 129,7 134,3 139,1 % Gross Margin 12,3% 12,0% 11,0% 11,0% 11,0% Other operating expenses (86,1) (36,9) (90,0) (90,0) (90,0) (90,0) Other income/expenses Total operating expenses (1,282,5) (399,7) (1,091,9) (1,139,3) (1,176,5) (1,125,1) % growth Year on Year EBITHA 41,1 15,0 46,6 39,7 44,3 49,1 EBITHA Margin (%) 3,6% 4,1% 3,4% 3,6% 3,9% AV Revenues per minute 0,0563 0,0500 0,0500 0,0475 0,0451 0,0429 AV Margin per minute 0,0058 0,0051 0,0060 0,0052 0,0050 0,0047 10.3% 12,3% 12,0% 11,0% 11,0% 11,0% 8 Highly Confidential KPN00042187

[logo] kpn Scenario 3: Performance better than the market Graphics [GRAPHIC] [GRAPHIC] [GRAPHIC] [GRAPHIC] 9 Highly Confidential KPN00042188

[logo] kpn Scenario 4 = Scenario 3 + 2.5 billion minutes in outsource deals per year Key figures In millions of USD Unless otherwise stated Actuals 2008 Full Year Actuals 2009 YTD MAY YEE 2009 AP 2010 AP 2011 AP 2012 Total Volume (x 1 min) 23.526,0 8.291,0 22.770,9 27.320,2 34.779,1 45.409,2 % growth Year on Year -3% 20% 27% 31% Total net revenue 1.323,6 414,7 1.130,5 1.297,7 1.569,4 1.946,6 % growth Year on Year -14% 14% 21% 24% Cost of services and goods (1.187,4) (363,8) (1.001,9) (1.155,0) (1.396,6) (1.732,5) Gross Margin 136,2 50,9 136,6 142,7 172.6 214,1 % Gross Margin 12,3% 12,0% 11,0% 11,0% 11,0% Other operating expenses Other income/expenses (95,1) (35,9) (90,0) (90,0) (90,0) (90,0) Total operating expenses (1.282,5) (399,7) (1.091,9) (1.245,0) (1.486,8) (1.822,5) % growth Year on Year EBITDA 41,1 15,0 46,6 62,7 82,6 124,1 EBITDA Margin (%) 3,6% 4,1% 4,1% 5,3% 6,4% AV Revenues per minute 0,0563 0,0500 0,0500 0,0475 0,0451 0,0429 AV Margin per minute 0,0058 0,0061 0,0060 0,0052 0,0050 0,0047 10,3% 12,3% 12,0% 11,0% 11,0% 11,0% 10 Highly Confidential KPN00042189

[logo] kpn Scenario 4 = Scenario 3 + 2.5 billion minutes in outsource deals per year Graphics [GRAPHIC] [GRAPHIC] [GRAPHIC] [GRAPHIC] 11 Highly Confidential KPN00042190

From: Schot, van der, P.J. (Paul) (W&O CS iBasis Office)

Sent: Thursday, June 11, 2009 1:44:01 PM

To: Johannes van Dijk; Nijs, de, H.W. (Henk) (W&O Financiën BC Carrier Services); Dijk, van, J.A. (Johannes) (W&O Financiën BC Carrier Services); Scheerder, J.W. (Jan Willem) (W&O CS SALES WS NAT Director)

Subject: JEV en Jaarplan scenario’s voor morgen tijdens de review

Attachments: Scenario’s JEV 2009 _ JP 2010 12 juni 2009 v0.2.ppt

Heren,

lk heb op basis van de uitwerking van de scenario’s van Henk de volgende presentatie gemaakt die we in de review gaan laten zien.

Vanavond een aangepaste versie van de cijfers van Johannes gekregen. Mijn voorstel is om eerst morgenochtend (van 9 tot half 10) deze aangepaste cijfers to bespreken en dat ik daama de presentatie aanpas.

Graag jullie reactie op de rest van de inhoud en de opbouw van de presentatie.

Pr avond

Paul

Van: Johannes van Dijk [mailto:johannesvandijk@planet.nl]

Verzonden: donderdag 11 juni 2009 20:25

Aan: Nijs, de, H.W. (Henk) (W&O Financiën BC Carrier Services); Schot, van der, P.J. (Paul) (W&O CS iBasis Office); Dijk, van, J.A. (Johannes) (W&O Financiën BC Carrier Services)

Onderwerp: YEE SCENARIOSIBASIS_may_2009_v01.xls

lk heb nog even gespeeld met de scenario’s

Johannes

Highly Confidential	KPN00042178

[GRAPHIC] Scenario’s iBasis t.b.v. JEV 2009/JP 2010 12 juni 2009 v0.2 0 Highly Confidential KPN00042179

[GRAPHIC] Beschrijving scenario’s Aantal minuten (x mrd) Gross margin % (%) Revenu (x $ min) Ebitda (x $ min) 2009 JP ’10 2009 JP ’10 2009 JP ’10 2009 JP ’10 Jaarplan iBasis 24,1 n/a 9,8% n/a 1,313 n/a 37,4 n/a Target plan 22,0 25,0 11,5% 10,7% 1,106 1,194 37,2 41,8 Scenario Scenario beschrijving JEV ’09 JP ’10 JEV ’09 JP ’10 JEV ’09 JP ’10 JEV ’09 JP ’10 Scenario 1 Underperformance t.o.v. de markt Daling van de minuten stopt een kwartaal later dan in de markt (start Q4 2009) Gross margin % 12% in 2009 en 13% in 2010 Prijsdaling (ARPM) van 5% = gelijk aan de markt 17,1 12,0% 866 35,1 Scenario 2 Gelijk aan marklt performance Daling van de minuten stopt op helzelfde moment als in de markt (start Q3 2009) Minuten groel na het keerpunt is gelijk aan de marktgroei (6%) Gross margin 12% in 2009 en in 2010 Prijsdaling (ARPM) van 5% = gelink aan de markt 20,1 12,0% 1,006 14,3 Scenario 3 Betere performance dan de markt Daling van de minuten stopt op helzelfde moment als in de markt (start Q3 2009) Minuten groei na het keerpunt is groter dan de marktgroei (9%) Gross margin% 12% in 2009 en 11% in 2010 Prijsdaling (ARPM) van 5% = gelijk aan de markt Strictheld van marge-strategie wordt losgelaten en wordt meer in balans gebracht met andere KPI’s 25,8 10,1% 1,233 34,7 Aannames marktontwikkeling Kantelpunt verkeersontwikkeling vindt plaats vanaf Q3 2009, daling wordt omgezet in minuten stilging Marktgroei van het aantal minuten (vanaf kantelpunt): 6% per jaar Prijsdaling (incl. MTA effecten): 5% per jaar 1 Highly Confidential Kpn00042180

[GRAPHIC] Scenario’s in (historisch) perspectief Outlook bll dedeal in 2007 JEV en Jaarplan 2010 lager dan aangenomen ten tijde van de deal én ook bij de Celtic case van oktober 2008 1Q 08A 2Q 08A 3Q 08A 4Q 08E 1Q 09E 2Q 09E 3Q 09E 4Q 09E FY 2008 FY 2009 Revenues (x min $) 321,1 342,0 376,2 353,7 1.393,0 Actual 321,1 342,0 332,3 Acquisition case 321 329,1 359,1 404,4 389,0 1.316,5 1.481,7 “Take action” case 305 322,1 345,9 380,5 357,6 1.300,5 1.406,0 Do nothing 305 269,4 277,5 293,1 262,1 1.300,5 1.102,1 EBITDA (x min $) Actual 5,9 7,6 6,4 Acquisition case 8,2 8,3 13,0 21,5 23,7 37,6 66,6 “Take action” case 5,3 6,0 8,2 13.2 12,8 34,7 40,3 Do nothing 3,8 0,1 -0,4 -0,3 -3,7 33,2 -4,4 October 2008 Exchange rate €/$ 1,48 2 Highly Confidential KPN00042181

[GRAPHIC] Way forward iBasis heeft potentie om de markt le gaan outperformen – Integratie afgerond, organisalie klaar voor ‘back-on-track’ groei initiatieven – iBasis top-3 marktspeler; consolidatie in de markt altijd in het voordeel van de top marktspelers Scenario 3 (“outperforming de markt”) meest wenselijk en lijkt ook realiseerbaar – Randvoorwaarde is dat de margin-strategie meer in balans gebracht wordt met de andere KPI’s [GRAPHIC] Scenario 3 inclusief elk jaar outsourced deals met omvang van ca. 2,5 mrd minuten per jaar verbetert performance iBasis aanzienlijk In millions of USD Unless otherwise stated Actuals 2008 Full Year Actuals 2009 YTD MAY YEE 2009 AP 2010 AP 2011 AP 2012 Total Volume (x 1 min) 23.526,0 8.291,0 22.770,9 27.320,2 34.779,1 45.409,2 Total net revenue 1.323,6 414,7 1.138,5 1.287,7 1.568,4 1.946,6 EBITDA 41,1 15,0 46,6 52,7 82,6 124,1 EBITDA Margin (%) 3,6% 4,1% 4,1% 5,3% 6,4% Conclusie Door executie van scenario 3 in combinatie met jaarlijkse outsourced deals brengt beter lange termin perspectief iBasis dan in de oorsoronkelijke deal 3 Highly Confidential KPN00042182

[GRAPHIC] Scenario 1: underperformance t.o.v de markt Key figures In millions of USD Unless otherwise stated Actuals 2008 Actuals 2009 YEE 2009 AP 2010 AP 2011 AP 2012 Full Year YTD MAY Total Volume (x 1 mln) 23.526,0 8.291,0 19.744,5 20.336,8 20.946,9 21.575,3 % growth Year on Year -16% 3% 3% 3% Total net revenue 1.323,6 414,7 987,2 966,0 945,2 924,9 % growth Year on Year -25% -2% -2% -2% Cost of services and goods (1.187,4) (363,8) (868,8) (840,4) (817,6) (800,0) Gross Margin 136,2 50,9 118,5 125,6 127,6 124,9 % Gross Margin 12,3% 12,0% 13,0% 13,5% 13,5% Other operating expenses (95,1) (35,9) (90,0) (90,0) (90,0) (90,0) Other income/expenses Total operating expenses (1.282,5) (399,7) (958,8) (930,4) (907,6) (890,0) % growth Year on Year EBITDA 41,1 15,0 28,5 35,6 37,6 34,9 EBITDA Margin (%) 3,6% 2,9% 3,7% 4,0% 3,8% AV Revenues per minute 0,0563 0,0500 0,0500 0,0475 0,0451 0,0429 AV Margin per minute 0,0058 0,0061 0,0060 0,0062 0,0061 0,0058 10,3% 12,3% 12,0% 13,0% 13,5% 13,5% 4 Highly Confidential KPN00042183

[GRAPHIC] Scenario 1: underperformance t.o.v. de markt Grafieken [GRAPHIC] [GRAPHIC] [GRAPHIC] [GRAPHIC] 5 Highly Confidential KPN00042184

[GRAPHIC] Scenario 2: gelijk aan marktperformance Key figures In millions of USD Unless otherwise stated Actuals Actuals YEE AP AP AP 2008 2009 2009 2010 2011 2012 Full Year YTD MAY Total Volume (x 1 mln) 23.526,0 8.291,0 22.418,0 23.763,1 25.188,8 26.700,2 % growth Year on Year -5% 8% 6% 6% Total net revenue 1.323,9 414,7 1.120,9 1.128,7 1.136,6 1.144,6 % growth Year on Year -15% 1% 1% 1% Cost of services and goods (1.187.4) (363,8) (986,4) (993,3) (1.000,2) (1.007,3) Gross Margin 136,2 50,9 134,5 135,4 136,4 137,4 % Gross Margin 12,3% 12,0% 12,0% 12,0% 12.0% Other operating expenses (95,1) (35,9) (90,0) (90,0) (90,0) (90,0) Other income/expenses Total operating expenses (1.282,5) (399,7) (1.076,4) (1.083,3) (1.090,2) (1.097,3) % growth Year on Year EBITDA 41,1 15,0 44,5 45,4 46,4 47,4 EBITDA Margin (%) 3,6% 4,0% 4,0% 4,1% 4,1% AV Revenues per minute 0,0563 0,0500 0,0500 0,0475 0,0451 0,0429 AV Margin per minute 0,0058 0,0061 0,0060 0,0057 0,0054 0,0051 10,3% 12,3% 12,0% 12,0% 12,0% 12,0% 6 Highly Confidential KPN00042185

[GRAPHIC] Scenario 2: gelijk aan marktperformance Grafieken [GRAPHIC] [GRAPHIC] [GRAPHIC] [GRAPHIC] 7 Highly Confidential KPN00042186

[GRAPHIC] Scenario 3: betere performance dan de markt Key figures In million of USD Unless otherwise stated Actuals 2008 Full Year Actuals 2009 YTD May YEE 2009 AP 2010 AP 2011 AP 2012 Total Volume (x 1 mln) 23,526,0 8,291,0 22,770,9 24,820,2 27,054,1 29,488,9 % growth Year on Year -3% 9% 9% 9% Total net revenue 1,323,6 414,7 1,138,5 1,179,0 1,220,8 1,264,2 % growth Year on Year -14% 4% 4% 4% Cost of services and goods (1,187,4) (363,8) (1,001,9) (1,049,3) (1,086,5) (1,125,1) Gross Margin 136,2 50,9 136,6 129,7 134,3 139,1 % Gross Margin 12,3% 12,0% 11,0% 11,0% 11,0% Other operating expenses (95,1) (35,9) (90,0) (90,0) (90,0) (90,0) Other income/expenses Total operating expenses (1,282,5) (399,7) (1,091,9) (1,139,3) (1,176,5) (1,125,1) % growth Year on Year EBITDA 41,1 15,0 46,6 39,7 44,3 49,1 EBITDA Margin (%) 3,6% 4,1% 3,4% 3,6% 3,9% AV Revenues per minute 0,0563 0,0500 0,0500 0,0475 0,0451 0,0429 AV Margin per minute 0,0058 0,0061 0,0060 0,0052 0,0050 0,0047 10,3% 12,3% 12,0% 11,0% 11,0% 11,0% 8 Highly Confidential KPN00042187

[GRAPHIC] Scenario 3: betere performance dan de markt Grafieken [GRAPHIC] [GRAPHIC] [GRAPHIC] [GRAPHIC] 9 Highly Confidential KPN00042188

[GRAPHIC] Scenario 4 = scenario 3 + jaarlijkse 2, 5 mrd minuten aan outsource deals Key figures In millions of USD Unless otherwise stated Actuals 2008 Full Year Actuals 2009 YTD MAY YEE 2009 AP 2010 AP 2011 AP 2012 Total Volume (x 1 mln) 23.526,0 8.291,0 22.770,9 27.320,2 34.779,1 45.409,2 % growth Year on Year -3% 20% 27% 31% Total net revenue 1.323,6 414,7 1.138,5 1.297,7 1.569,4 1.946,6 % growth Year on Year -14% 14% 21% 24% Cost of services and goods (1.187,4) (363,8) (1.001,9) (1.155,0) (1.396,6) (1.732,5) Gross Margin 136,2 50,9 136,6 142,7 172,6 214,1 % Gross Margin 12,3% 12,0% 11,0% 11,0% 11,0% Other operating expenses Other income/expenses (95,1) (35,9) (90,0) (90,0) (90,0) (90,0) Total operating expenses (1.282,5) (399,7) (1.091,9) (1.245,0) (1.486,8) (1.822,5) % growth Year on Year EBITDA 41,1 15,0 46,6 52,7 82,6 124,1 EBITDA Margin (%) 3,6% 4,1% 4,1% 5,3% 6,4% AV Revenues per minute 0,0563 0,0500 0,0500 0,0475 0,0451 0,0429 AV Margin per minute 0,0058 0,0061 0,0060 0,0052 0,0050 0,0047 10,3% 12,3% 12,0% 11,0% 11,0% 11,0% 10 Highly Confidential KPN00042189

[GRAPHIC] Scenario 4 = scenario 3 + jaarlijkse 2,5 mrd minuten aan outsource deals Grafieken [GRAPHIC] [GRAPHIC] [GRAPHIC] [GRAPHIC] Highly Confidential KPN00042190